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                                                                   EXHIBIT 10.36


                           REGISTERED AGENT AGREEMENT

     THIS REGISTERED AGENT AGREEMENT is made as of the 21st day of October, 1999, by and among HOLLAND & KNIGHT LLP, a partnership engaged in the practice of law, INTRASTATE REGISTERED AGENT CORPORATION ("Intrastate"), a Florida corporation and cyberoad.com Corporation, a Florida Corporation ("Principal").

     In consideration of the mutual covenants set forth below, the parties hereto agree as follows:

     1. Appointment. Principal hereby appoints Intrastate as Principal's Registered Agent in the State of Florida and Intrastate hereby accepts such appointment, subject to the terms and conditions set forth below.

     2. Duties of Registered Agent. Intrastate's duties hereunder as Registered Agent shall be limited to those required by Florida law, including that upon the receipt of service of process, Intrastate shall forward the served document or documents to Principal at the address provided in paragraph 6. PURSUANT TO FLORIDA STATUTE CHAPTER 607.0505, UPON SUBPOENA FROM THE DEPARTMENT OF LEGAL AFFAIRS (STATE OF FLORIDA), INTRASTATE MAY BE REQUESTED TO DISCLOSE INFORMATION RELATING TO IDENTITY AND ADDRESS OF PAST AND PRESENT ACTUAL AND BENEFICIAL SHAREHOLDERS, OFFICERS, AND DIRECTORS OF PRINCIPAL AS WELL AS THE IDENTITY AND ADDRESS OF THOSE PERSONS PROVIDING INFORMATION TO INTRASTATE.
Under no circumstances shall Intrastate have a duty to defend or arrange for the defense of Principal as to any lawsuit or other legal proceeding. PRINCIPAL MUST MAKE ITS OWN ARRANGEMENTS FOR LEGAL REPRESENTATION.

     3. Compensation. As compensation for providing the services of a registered agent for the Principal as described below, Principal shall pay to Holland & Knight LLP (as billing agent for Intrastate) $200.00 per calendar year or any portion of a calendar year. In addition to the annual fee, Principal agrees to reimburse Holland & Knight LLP and Intrastate for its out-of-pocket costs (such as, but not limited to, postage, telephone, photocopy, filing fees and taxes, telex and courier charges) incurred in the performance of its duties hereunder. The annual fee may be adjusted upon notice to Principal.

     4. Resignation. Intrastate may resign effective thirty (30) days after written notice to Principal at any time and for any reason. Principal may terminate this agreement effective immediately at any time and for any reason upon written notice to Intrastate and to Holland & Knight LLP.

     5. Indemnification. Principal agrees to indemnify Holland & Knight LLP and Intrastate and hold them harmless from any and all claims, liabilities, actions,

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suits or proceedings at law or equity, or any other expenses, fees or charges of any character or nature, that either of them may incur or with which either may be threatened by reason of Intrastate's acting as Registered Agent hereunder, and in connection therewith, to indemnify Holland & Knight LLP and Intrastate against any and all expenses, including attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim.

     6. Notices. Notices of delivery of process or any other communication hereunder shall be sent by first class mail, certified mail, facsimile (followed by the original) or any other method judged by Intrastate to be appropriate under the circumstances to the below, or in the case of notification sent to Principal, to any other address of Principal contained in the files of Intrastate or Holland & Knight LLP and are considered made upon the earlier of personal delivery or mailing. Change of below addresses shall be made by certified mail, return receipt requested, or by other means by which a written record of receipt is provided.

     If to Principal:                        If to Intrastate:

     c/o Ms. Krista Wilson                   c/o Holland & Knight LLP
     Corporate Secretary                     701 Brickell Avenue
     1380 Burrard Street                     Suite 3000
     Suite #620                              Miami, Florida 33131
     Vancouver BC Canada                     Telephone: (305) 374-8500
     Telephone: 604-601-5330                 Fax: (305) 789-7799
     Fax: 604-601-5331

     7.   General.

          a. This Agreement may not be modified or amended except by a writing executed by the parties hereto. ?The conduct of the parties without such written amendment shall in no event constitute a modification hereof.

          b. This Agreement shall be interpreted, construed and enforced under the laws of the State of Florida.

HOLLAND & KNIGHT LLP                         CYBEROAD.COM CORPORATION

By: /s/ Bernard Jacobson                     Name: /s/ Krista Wilson
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     Bernard Jacobson                        Title: Corporate Secretary
     Miami Office                                  ----------------------------

INTRASTATE REGISTERED AGENT CORPORATION

By: /s/ Bernard Jacobson
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